UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2007

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 8, 2007, UTStarcom, Inc., a Delaware corporation (the “Company”), announced in a press release that it has amended and extended until 5:00 p.m., New York City time, January 9, 2007, the Company’s solicitation of consents from the holders of its 7/8% Convertible Subordinated Notes due 2008 (the “Notes”).  The Company’s initial consent solicitation was announced on December 22, 2006, as disclosed in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on December 22, 2006.

The Company is seeking consents to proposed amendments of certain provisions of the indenture governing the Notes (the “Indenture”) and a temporary waiver of any default or event of default under the terms of the Indenture that may arise from the Company’s failure to file with the Commission and furnish to the trustee certain reports required to be filed under the Securities Exchange Act of 1934.  A copy of the press release, the supplemental consent solicitation statement and the amended letter of consent are attached as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated by reference herein in their entirety.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

99.1                           Press release entitled “UTStarcom Amends Noteholder Consent Solicitation.”

99.2                           Supplemental Consent Solicitation Statement dated January 8, 2007 related to the Company’s 7/8% Convertible Subordinated Notes due 2008.

99.3                           Amended Letter of Consent related to the Company’s 7/8% Convertible Subordinated Notes due 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: January 8, 2007	By:	/s/ Francis P. Barton
	Name:	Francis P. Barton
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title

99.1	Press Release entitled “UTStarcom Amends Noteholder Consent Solicitation.”

99.2	Supplemental Consent Solicitation Statement dated January 8, 2007 related to the Company’s 7/8% Convertible Subordinated Notes due 2008.

99.3	Amended Letter of Consent related to the Company’s 7/8% Convertible Subordinated Notes due 2008.